        As filed with the Securities and Exchange Commission on October 14, 1999
                                                   Registration No. 333-_______
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                               ________________

                              Vertel Corporation
            (Exact Name of Registrant as Specified in Its Charter)

               California                                             95-3948704
(State or Other Jurisdiction of Incorporation or          (I.R.S. Employer Identification No.)
              Organization)

                      21300 Victory Boulevard, Suite 1200
                           Woodland Hills, CA  91367
                   (Address of Principal Executive Offices)
                            _______________________


                       1996 Directors' Stock Option Plan
                           (Full Title of the Plan)
                            _______________________

                                  Bruce Brown
                     President and Chief Executive Officer
                              Vertel Corporation
                      21300 Victory Boulevard, Suite 1200
                           Woodland Hills, CA  91367
                                (818) 227-1400
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
                            _______________________

                                   Copy to:

                                 David J. Katz
                       Mitchell, Silberberg & Knupp LLP
                         11377 West Olympic Boulevard
                      Los Angeles, California 90064-1683
                                (310) 312-3267



              (Calculation of registration fee on following page)

--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                   Proposed           Proposed
                                                                   Maximum            Maximum
                                             Maximum Amount to     Offering Price     Aggregate               Amount of
Title of Securities to be Registered         be Registered (1)     Per Share (3)      Offering Price (3)      Registration Fee
------------------------------------------------------------------------------------------------------------------------------
1996 Directors' Stock Option Plan
  Common Stock,
  $0.01 par value...................         200,000 shares (2)     2.02              $404,000                $112.31

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Directors' Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of Registrant's outstanding shares of Common Stock.

(2) This is the increase in number of shares which may be issued under the 1996 Directors' Stock Option Plan which was approved at the 1999 Annual Meeting of Shareholders held on May 13, 1999. 360,000 shares issuable under the 1996 Directors' Stock Option Plan have previously been registered under the Securities Act of 1933.

(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock as reported on the NASDAQ National Market on October 12, 1999.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference:

          (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          (b) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

          (c) all other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1998; and

          (d) the description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A12G filed with the Securities and Exchange Commission (the "Commission") on April 30, 1997 (under Registrant's prior name "Retix"), including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          None.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Registrant's Articles of Incorporation reduce the liability of a director to the corporation or its shareholders for monetary damages to the fullest extent permissible under California law, and authorize Registrant to indemnify its officers and directors (and other agents) to the maximum extent permitted under California law. Registrant's Bylaws provide that it shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. Registrant has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the California Corporations Code.

Item 7.   Exemption from Registration Claimed.
          ------------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

                    Exhibit
                    Number
                    -------
                    5.1                      Opinion of Mitchell, Silberberg & Knupp LLP.
                    23.1                     Consent of Mitchell, Silberberg & Knupp LLP (included in Exhibit 5.1).
                    23.2                     Consent of Deloitte & Touche LLP.
                    24.1                     Powers of Attorney.

Item 9.   Undertakings.
          ------------

     (a) The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to this registration statement:

          (A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this 1st day of October, 1999.


                              VERTEL CORPORATION


                              By:  /s/ Bruce Brown
                                   -------------------------------------------
                                   Bruce Brown
                                   President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Brown and Gordon Almquist, and either of them, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                                         Date
---------                              -----                                         ----
/s/ Bruce Brown                        President, Chief Executive Officer and        October 1, 1999
------------------------------------   Director
Bruce Brown

/s/ Gordon Almquist                    Vice President of Finance and                 October 1, 1999
-------------------------------------   Administration and Chief Financial Officer
Gordon Almquist

/s/ Jeffrey M. Drazan                  Director                                      October 1, 1999
-------------------------------------
Jeffrey M. Drazan

/s/ Ralph Ungermann                    Director                                      October 1, 1999
-------------------------------------
Ralph Ungermann

/s/ Howard Oringer                     Director                                      October 1, 1999
-------------------------------------
Howard Oringer

/s/ Jack Reily                         Director                                      October 1, 1999
-------------------------------------
Jack Reily

                               INDEX TO EXHIBITS


Exhibit                                                             Page
Number         Description of Exhibit                                No.
------         ----------------------                               ----

5.1            Opinion of Mitchell, Silberberg & Knupp LLP

23.1           Consent of Mitchell, Silberberg & Knupp LLP
               (included in Exhibit 5.1).

23.2           Consent of Deloitte & Touche LLP.

24.1           Powers of Attorney.